As filed with the Securities and Exchange Commission on July 28, 2011

Registration No. 333-132038

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	13-1815595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Park Avenue
New York, New York 10022
(Address of principal executive offices) (Zip code)

Employees Savings and Investment Plan
Global Stock Savings Program
Executive Incentive Compensation Plan
1997 Stock Option Plan
2005 Employee Stock Option Plan
2005 Non-Employee Director Stock Option Plan
Non-Employee Director Stock Option Plan
Stock Plan for Non-Employee Directors
(Full title of the plan)

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022
(Name and address of agent for service)

(212) 310-2000
(Telephone number, including area code, of agent for service)

Copies to:
Peter J. Romeo
C. Alex Bahn
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

          On February 24, 2006, Colgate-Palmolive Company (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-132038) with the Securities and Exchange Commission (the “Original Registration Statement”). The Company is filing this Post-Effective Amendment No. 1 (this “Amendment”) for the sole purpose of updating “Item 3. Incorporation of Documents by Reference” of the Original Registration Statement to incorporate by reference the Annual Report on Form 11-K for the Colgate-Palmolive de Puerto Rico, Inc. PR Savings and Investment Plan (the “Plan”), a part of the Company’s Global Stock Savings Plan, for the year ended December 31, 2010, as well as all subsequent filings by the Plan with the Commission. This Amendment does not modify any provision of Part I or Part II of the Original Registration Statement other than Item 3 as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

          The following documents filed with the Commission by the Company, the Plan and the Company’s Employees Savings and Investment Plan are specifically incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (filed on February 24, 2011);

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (filed on April 28, 2011 and July 28, 2011, respectively);

(c)	The Company’s Current Reports on Form 8-K filed on January 20, 2011, March 25, 2011, May 12, 2011 (as amended on June 14, 2011) and June 24, 2011;

(d)	The Annual Report on Form 11-K of the Company’s Employees Savings and Investment Plan for the year ended December 31, 2010 (filed on June 30, 2011);

(e)	The Annual Report on Form 11-K of the Company’s Colgate-Palmolive de Puerto Rico, Inc. PR Savings and Investment Plan for the year ended December 31, 2010 (filed on June 30, 2011); and

(f)	The Company’s description of common stock contained in the Company’s Current Report on Form 8-K dated October 17, 1991, as modified by the Company’s Current Report on Form 8-K dated March 10, 2005.

          In addition, all documents filed with the Commission subsequent to the filing date of this registration statement by the Company, the Company’s Employees Savings and Investment Plan or the Company’s Colgate-Palmolive de Puerto Rico, Inc. PR Savings and Investment Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement except as indicated herein.

Item 8.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of July, 2011.

COLGATE-PALMOLIVE COMPANY

By:	/s/ Ian Cook

Ian Cook
Chairman of the Board of Directors, President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer and Director:

/s/ Ian Cook	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)	July 28, 2011

Ian Cook

Principal Financial Officer:

/s/ Dennis J. Hickey	Chief Financial Officer (principal financial officer)	July 28, 2011

Dennis J. Hickey

Principal Accounting Officer:

/s/ Victoria L. Dolan	Vice President and Corporate Controller (principal accounting officer)	July 28, 2011

Victoria L. Dolan

Majority of the Board of Directors:

John T. Cahill*	July 28, 2011

Ellen M. Hancock*	July 28, 2011

Richard J. Kogan*	July 28, 2011

Delano E. Lewis*	July 28, 2011

J. Pedro Reinhard*	July 28, 2011

*By:	/s/ Andrew D. Hendry

Andrew D. Hendry
Attorney-in-Fact

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of July, 2011.

COLGATE-PALMOLIVE COMPANY GLOBAL STOCK SAVINGS PLAN

By:	/s/ Dennis J. Hickey

Dennis J. Hickey
Chief Financial Officer
Colgate-Palmolive Company

By:	/s/ Victoria L. Dolan

Victoria L. Dolan
Vice President and Corporate Controller
Colgate-Palmolive Company

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Grant Thornton LLP*

23.2	Consent of PricewaterhouseCoopers LLP*

24

Powers of Attorney. (Registrant hereby incorporates by reference the Powers of Attorney of John T. Cahill, Ellen M. Hancock, Richard J. Kogan, Delano E. Lewis and J. Pedro Reinhard filed as part of Exhibit 24 to Registrant’s Registration Statement on Form S-8 filed on February 24, 2006, Registration No. 333-132038).

* Filed herewith.